Exhibit 99.1

HEARTWARE INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS – JUNE 4, 2014

Disclosure of Annual Meeting Votes

The following table sets forth the voting results of HeartWare stockholders at HeartWare’s Annual Meeting of Stockholders held on June 4, 2014.

No.	Proposal	Vote Type	Vote Results
1.	Election of Directors
	a) Timothy Barberich	For	13,880,695
		Withheld	1,649,781
		Non Votes	693,438
	b) Charles Raymond Larkin, Jr.	For	15,506,294
		Withheld	24,182
		Non Votes	693,438
	c) Robert Thomas	For	13,370,796
		Withheld	2,159,680
		Non Votes	693,438
2.	Ratification of Appointment of Grant Thornton LLP
		For	16,104,849
		Against	115,510
		Abstain	3,555
		Non Votes	0
3.	Executive Compensation Advisory Vote
		For	10,690,077
		Against	4,827,013
		Abstain	13,386
		Non Votes	693,438